Exhibit 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/EXTN Cast your vote online. Have your Proxy Card ready. Follow the simple instructions to record your vote. PHONE Call 1 866 355 1240 Use any touch tone telephone, 24 hours a day, 7 days a week. Have your Proxy Card ready. Follow the simple recorded instructions. MAIL Mark, sign and date your Proxy Card. Fold and return your Proxy Card in the postage paid envelope provided. Exterran Corporation Special Meeting of Stockholders For Stockholders as of _______ __, 2022 TIME: ______________, 2022 ____ AM/PM, Central Daylight Time PLACE: Special Meeting to be held live via the Internet—please visit www.proxydocs.com/EXTN for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Andrew J. Way, David A. Barta and Kelly M. Battle, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation of such substitution, and authorizes them, and each of them, to vote all the shares of capital stock of Exterran Corporation which the undersigned is entitled to vote at the Special Meeting to be held via the Internet on ________, ____ 2022 at __:__ AM/PM, Central Daylight Time, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof and revoking any proxy heretofore given and hereby acknowledges receipt of the Notice of Special Meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Exterran Corporation Special Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS: 1. To be amended approve and from adopt time the to time), Agreement by and and among Plan Exterran, of Merger, Enerflex dated as Ltd. of (“Parent”) January 24, and 2022 Enerflex (as it US may Holdings, Exterran surviving Inc. (“Merger the merger Sub”), as pursuant a wholly-owned to which Merger subsidiary Sub of will Parent merge (the with “Merger” and into and Exterran such with agreement, transactions as contemplated it may be amended thereby, from including time to the time, Merger the “Merger (the “Exterran Agreement”), Merger and Proposal”) the . 2. To payable approve, to Exterran’s on a non-binding named executive advisory basis, officers the that compensation is based on or that otherwise may be paid relates or become to the Merger. 3. To approve the adjournment of the Special Meeting from time to time to solicit additional proxies in favor of the Exterran Merger Proposal, if there are insufficient votes at the time of such adjournment to approve the Exterran merger proposal, to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Exterran stockholders or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate. NOTE: In their discretion, the proxies are authorized to vote upon such business as may properly come before the Special Meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.